UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2004

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

On July 14, 2004, CNET Networks, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Registrant, Cheese Acquisition Sub, Inc., a California corporation and wholly-owned subsidiary of the Registrant, Twofold Photos, Inc., a California corporation, and Nicholas Wilder as Shareholder Representative. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this report as if fully set forth herein.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBIT NUMBER	TITLE

2.1	Agreement and Plan of Merger, dated as of July 14, 2004, by and among CNET Networks, Inc., a Delaware corporation, Cheese Acquisition Sub, Inc., a California corporation, Twofold Photos, Inc., a California corporation, and Nicholas Wilder as Shareholder Representative

99.1	Press release, dated July 14, 2004

ITEM 9. Regulation FD Disclosure.

On July 14, 2004, the Registrant issued a press release relating to the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report as if fully set forth herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2004

CNET Networks, Inc. By: /s/ SHELBY BONNIE —————————————— Name: Shelby Bonnie Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	TITLE

2.1	Agreement and Plan of Merger, dated as of July 14, 2004, by and among CNET Networks, Inc., a Delaware corporation, Cheese Acquisition Sub, Inc., a California corporation, Twofold Photos, Inc., a California corporation, and Nicholas Wilder as Shareholder Representative

99.1	Press release, dated July 14, 2004